Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER 2014 RESULTS

-	Net sales $76.9 million

-	Total sales increase 13.3%

-	Adjusted EBITDA of $2.2 million

CARSON, California, August 5, 2014— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the second quarter ended June 28, 2014 (“Q2 2014”) of $76.9 million compared with the second quarter ended June 29, 2013 (“Q2 2013”) of $67.9 million, an increase of 13.3% from Q2 2013. During the same period, net sales channels, excluding website eliminated in 2013, increased by 18.4%. Q2 2014 net loss was $2.2 million or $0.07 per share, compared with Q2 2013 net loss of $9.6 million or $0.29 per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense and restructuring costs) of $2.2 million for Q2 2014 compared to $1.1 million for Q2 2013. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“I am pleased with our double digit growth this quarter and believe our growth highlights U.S. Auto Parts ability to take advantage of the growing online auto parts market.” – stated, Shane Evangelist.

Q2 2014 Financial Highlights

•	Net sales increased to $76.9 million for Q2 2014 compared to $67.9 million for Q2 2013. Our Q2 2014 net sales consisted of online sales, representing 91.3% of the total (compared to 91.0% in Q2 2013), and offline sales, representing 8.7% of the total (compared to 9.0% in Q2 2013). The net sales increase was primarily due to an increase of $8.4 million, or 13.6%, in online sales. The $8.4 million increase in online sales was driven by a $11.2 million, or 19.3%, increase from continuing online sales channels partially offset by a reduction in online sales from websites we discontinued of $2.7 million. The continuing sales channels growth is the result of a $5.7 million or 12.1% increase in our continuing e-commerce sales channels and a $5.5 million or 48.9% increase in our online marketplaces. The $5.7 million increase in our continuing e-commerce sales channels was driven by a 14.6% increase in conversion partially offset by a 5.8% decrease in traffic and 0.9% decline in AOV. The discontinued websites resulted in a 2.5 million reduction in unique visitors in Q2 2014 compared with Q2 2013. The $5.5 million increase in our online marketplaces was driven by a 55.6% increase in orders partially offset by a 7.2% decline in AOV.

•	Gross profit increased by $1.4 million, or 7.4%, in Q2 2014 compared to Q2 2013. Gross margin rate decreased 1.5% to 26.5% in Q2 2014 compared to 28.0% in Q2 2013 due to reduced margins from online sales and inventory write-downs associated with restructuring.

•	Marketing expense was $11.0 million, or 14.2%, of net sales in Q2 2014, down from $11.2 million, or 16.5%, of net sales in Q2 2013. Online advertising expense, which includes catalog costs, was $5.0 million, or 7.1%, of online sales for Q2 2014, compared to $4.6 million, or 7.4%, of online sales for Q2 2013. The increase in online spend of 8.7% for Q2 2014 compared to Q2 2013 was due to more efficient spend across commercial and search engine websites which resulted in higher sales. Marketing expense, excluding online advertising, was $6.0 million, or 7.8%, of net sales for Q2 2014, compared to $6.6 million, or 9.7%, of net sales for Q2 2013. The decline was primarily due to lower depreciation and amortization expense of $0.7 million and lower marketing overhead costs of $0.1 million.

•	General and administrative expense was $4.6 million, or 6.0%, of net sales in Q2 2014, down from $4.7 million, or 6.9%, of net sales in Q2 2013. The decrease of $0.1 million, or 1.2%, for Q2 2014 compared to Q2 2013, was primarily due to lower depreciation and amortization expense.

•	Fulfillment expense was $5.4 million, or 7.0%, of net sales in Q2 2014 compared to $5.0 million, or 7.4%, of net sales in Q2 2013. The increase of $0.4 million was primarily due to severance costs related to the restructuring.

•	Technology expense was $1.3 million, or 1.6%, of net sales in Q2 2014, compared to $1.3 million, or 1.9%, of net sales in Q2 2013. The decrease as a percent of net sales was primarily due to overhead falling to 0.4% of net sales in Q2 2014 from 0.7% of net sales in Q2 2013.

•	Capital expenditures for Q2 2014 were $1.5 million compared with $2.2 million in Q2 2013.

•	Cash and cash equivalents and investments were $2.5 million and total debt under our revolver was $0.0 million as of June 28, 2014 compared to $1.4 million and $0.8 million as of March 29, 2014.

Q2 2014 Operating Metrics

	Q2 2014	Q2 2013	Q1 2014
Conversion Rate [1]	1.76%	1.49%	1.61%
Customer Acquisition Cost [1]	$7.11	$7.52	$6.96
Marketing Spend (% Online Sales) [1]	7.1%	7.5%	7.2%
Unique Visitors (millions) [1]	30.8	35.1	30.3
Number of Orders - E-commerce only (thousands)	541	523	488
Number of Orders - Online Marketplace (thousands)	291	187	264
Total Number of Internet Orders (thousands)	832	710	752
Revenue Capture (% Sales) [2]	85.6%	83.2%	84.9%
Average Order Value - E-commerce only	$113	$114	$107
Average Order Value - Online Marketplace	$64	$69	$65
Average Order Value - Total Internet Orders	$96	$102	$92

[1]	Excludes online marketplaces and media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Consolidated
Net loss	$(2,180)	$(9,567)	$(1,979)	$(12,910)
Interest expense, net	238	228	497	415
Income tax provision	21	69	53	90
Amortization of intangibles	126	107	210	213
Depreciation and amortization	2,252	3,626	4,620	7,264

EBITDA	457	(5,537)	3,401	(4,928)

Share-based compensation	629	341	1,005	750
Impairment loss on property and equipment	0	4,832	0	4,832
Impairment loss on intangible assets	0	1,245	0	1,245
Inventory write-down related to Carson closure	478	0	478	0
Restructuring costs	625	225	625	723

Adjusted EBITDA	$2,189	$1,106	$5,509	$2,622

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, August 5, 2014. Participants may access the call by dialing 877-941-4774 (domestic) or 480-629-9760 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 19, 2014. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4678391.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	June 28, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,675	$818
Short-term investments	786	47
Accounts receivable, net of allowances of $295 and $213 at June 28, 2014 and December 28, 2013, respectively	3,731	5,029
Inventory	35,178	36,986
Other current assets	3,000	3,234

Total current assets	44,370	46,114
Property and equipment, net	17,936	19,663
Intangible assets, net	1,828	1,601
Other non-current assets	1,355	1,804

Total assets	$65,489	$69,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,784	$19,669
Accrued expenses	7,439	5,959
Revolving loan payable	—	6,774
Current portion of capital leases payable	256	269
Other current liabilities	4,180	3,682

Total current liabilities	33,659	36,353
Capital leases payable, net of current portion	9,387	9,502
Deferred income taxes	387	335
Other non-current liabilities	1,895	2,126

Total liabilities	45,328	48,316

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at June 28, 2014 and December 28, 2013	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 33,506 and 33,352 shares issued and outstanding at June 28, 2014 and December 28, 2013, respectively	34	33
Additional paid-in-capital	170,111	168,693
Common stock dividend distributable	60	60
Accumulated other comprehensive income	420	446
Accumulated deficit	(150,468)	(148,370)

Total stockholders’ equity	20,161	20,866

Total liabilities and stockholders’ equity	$65,489	$69,182

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net sales	$76,947	$67,889	$144,975	$133,294
Cost of sales (1)	56,527	48,876	103,854	94,543

Gross profit	20,420	19,013	41,121	38,751

Operating expenses:
Marketing	10,963	11,186	21,078	22,377
General and administrative	4,623	4,678	8,770	9,365
Fulfillment	5,383	4,991	10,095	10,372
Technology	1,264	1,316	2,412	2,831
Amortization of intangible assets	126	107	210	213
Impairment loss on property and equipment	—	4,832	—	4,832
Impairment loss on intangible assets	—	1,245	—	1,245

Total operating expenses	22,359	28,355	42,565	51,235

Loss from operations	(1,939)	(9,342)	(1,444)	(12,484)

Other income (expense):
Other income, net	18	72	15	79
Interest expense	(238)	(228)	(497)	(415)

Total other expense, net	(220)	(156)	(482)	(336)

Loss before income taxes	(2,159)	(9,498)	(1,926)	(12,820)
Income tax provision	21	69	53	90

Net loss	(2,180)	(9,567)	(1,979)	(12,910)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(12)	31	(4)	25
Net unrecognized losses on derivative instruments	(22)	—	(22)	—
Unrealized gains on investments	—	2	0	2

Total other comprehensive income (loss)	(34)	33	(26)	27

Comprehensive loss	$(2,214)	$(9,534)	$(2,005)	$(12,883)

Basic and diluted net loss per share	$(0.07)	$(0.29)	$(0.06)	$(0.40)
Shares used in computation of basic and diluted net loss per share	33,460	33,119	33,422	32,130

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	June 28, 2014	June 29, 2013
Operating activities
Net loss	$(1,979)	$(12,910)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,620	7,264
Amortization of intangible assets	210	213
Impairment loss on property and equipment	—	4,832
Impairment loss on intangible assets	—	1,245
Deferred income taxes	51	90
Share-based compensation expense	1,005	750
Stock awards issued for non-employee director service	—	21
Amortization of deferred financing costs	41	41
Loss from disposition of assets	2	—
Changes in operating assets and liabilities:
Accounts receivable	1,298	2,087
Inventory	1,808	8,546
Other current assets	161	(323)
Other non-current assets	79	144
Accounts payable and accrued expenses	3,775	(10,783)
Other current liabilities	498	(771)
Other non-current liabilities	(161)	490

Net cash provided by operating activities	11,408	936

Investing activities
Additions to property and equipment	(3,036)	(4,815)
Proceeds from sale of property and equipment	6	—
Cash paid for intangible assets	(100)	—
Purchases of marketable securities and investments	(745)	—
Purchases of company-owned life insurance	—	(106)

Net cash used in investing activities	(3,875)	(4,921)

Financing activities
Borrowings from revolving loan payable	2,109	10,187
Payments made on revolving loan payable	(8,883)	(23,140)
Proceeds from sale leaseback transaction	—	9,584
Proceeds from issuance of Series A convertible preferred stock	—	6,017
Payment of issuance costs from Series A convertible preferred stock	—	(822)
Proceeds from issuance of common stock	—	2,235
Payment of issuance costs from common stock	—	(223)
Payments on capital leases	(128)	(62)
Proceeds from exercise of stock options	218	22

Net cash provided by (used in) financing activities	(6,684)	3,798

Effect of exchange rate changes on cash	8	8

Net change in cash and cash equivalents	857	(179)
Cash and cash equivalents, beginning of period	818	1,030

Cash and cash equivalents, end of period	$1,675	$851

Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$518	$1,046
Unrealized gain on investments	—	2
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$20	$—
Cash paid during the period for interest	468	367

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085